EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-26150) of Chesapeake Corporation of our report dated May 14, 2003 relating to the financial statements of the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

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PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

June 26, 2003